EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of TGC Industries, Inc., a Texas corporation (the “Company”), hereby constitutes and appoints Wayne A. Whitener his true and lawful attorney in fact and agent, with the full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of Company’s Common Stock (“Common Stock”) issuable upon the exercise of options and the issuance of restricted stock granted under the Company’s 2006 Stock Awards Plan granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he may, might, or could do in person, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective April 18, 2007.

Signatures	Title

/s/ Wayne A. Whitener	President,
Wayne A. Whitener	Chief Executive Officer, and
Director

/s/ Kenneth W. Uselton	Secretary and Treasurer
Kenneth W. Uselton

/s/ William J. Barrett	Director
William J. Barrett

/s/ Herbert M. Gardner	Director
Herbert M. Gardner

/s/ Allen T. McInnes	Director
Allen T. McInnes

/s/ Edward L. Flynn	Director
Edward L. Flynn

/s/ William C. Hurtt, Jr.	Director
William C. Hurtt, Jr.